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STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
COMBINED STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996               Exhibit 11

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                                                         Three Months Ended      Nine Months Ended
                                                         September 30, 1996      September 30, 1996
                                                         ------------------      ------------------
Net income                                                  $ 6,099,000             $19,787,000

Weighted average paired shares
 assuming no dilution                                        21,700,000              17,193,000
Common equivalent shares
 Additional shares applicable to stock
 options based on the weighted average
 market price                                                   233,000                 140,000

Weighted average paired shares
 applicable to net income per common                        -----------             -----------
 and common equivalent paired shares                         21,933,000              17,333,000
                                                            -----------             -----------

Additional shares applicable to stock
 options based on the market close
 price at the end of the period                                 92,000                 102,000

Weighted average paired shares                             -----------             -----------
 assuming full dilution                                     22,025,000              17,435,000
                                                           -----------             -----------

Net income per common and common
 equivalent paired shares                                  $      0.28             $      1.14
                                                           ===========             ===========

Net income per common paired shares
 assuming full dilution                                    $      0.28             $      1.13
                                                           ===========             ===========
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